Exhibit 99.1

Kirin International Appoints Two Independent, Non-Executive Directors

NEW YORK, June 16, 2015 (GLOBE NEWSWIRE) -- Kirin International Holdings Inc., (OTCBB:KIRI) (the “Company”) a non-state-owned real estate development company focused on residential and commercial real estate development in "tier-three" cities in the People's Republic of China, today announced the appointment of two non-executive, independent directors to join the Company's Board of Directors.

Mr. Liu Ran, (44) has served as a partner in Zhongrui Yuehua Certified Public Accountants LLP since October 2012 and currently serves as an independent non-executive director in Beijing Mainstreets Investment Group Corporation.

Prior to joining Zhongrui Yuehua Certified Public Accountants LLP, he was a partner in Reanda Certified Public Accountants LLP from January 2008 to September 2012. He worked as the general manager of New Fellowship Certified Public Accountants LLP Beijing Branch from January 2007 to December 2007. He served as chief financial officer of Zhongxinjin Group Co., Ltd. from March 2003 to December 2006; senior manager in Zhongrui Yuehua Certified Public Accountants LLP from January 1999 to March 2003, and chief of the finance division of North China Petroleum from July 1994 to December 1998.

Mr. Liu received his bachelor's degree in accounting from Inner Mongolia University of Finance and Economics in June 1994. Mr. Liu has also received the title of Chartered Certified Accountants of Securities in April 2000 from the Chinese Institute of Certified Public Accountants and Certified Public Valuer in January 2007 from China Appraisal Society.

As a board member, he will be responsible for independently advising on issues related to financing, accounting and auditing.

Mr. Yau On Johann Tse, (48), founded and served as the chief executive officer of Aquarian Capital Investment Co., Ltd. since March 2006.

Mr. Tse has held various positions since 1990, including the independent non-executive director of China New Media Corporation from September 2010 to September 2012, the director of international merger and acquisition department of Yum! Brands Inc. from January 2004 to March 2006, strategic planning manager of Rohm & Haas Co. from March 2000 to December 2003, and general manager of John Swire & Sons (H.K.) Ltd. from July 1990 to December 1998.

Mr. Tse received his MBA from European Institute of Business Administration in December 2009 and his bachelor's degree from Department of Electronic Engineering of Chinese University of Hong Kong in 1990.

As a board member, he will advise on issues related to business strategies, investments, corporate governance and transactions.

Jianfeng Guo, Chief Executive Officer, Director and President of Kirin International Holdings Inc., said, "Kirin International is at a significant growth stage. We are pleased that Mr. Liu and Mr. Tse have decided to serve on our Board of Directors. The Company is looking to expand internationally and we are looking to uplist on one of the major US stock exchanges. In addition, we are seeking to build out our corporate governance by adding directors such as Mr. Tse and Mr. Liu, who are visionary thinkers who will help us grow and properly manage our expansion."

ABOUT KIRIN INTERNATIONAL HOLDING, INC.

Kirin is a Nevada corporation that operates through its wholly-owned subsidiary, Kirin China, a non-state-owned real estate development company focused on residential and commercial real estate development in "tier-three" cities in the People's Republic of China ("PRC"). Tier-three cities are provincial capital cities with ordinary economic development and prefecture cities with relatively strong economic development. Kirin China's projects are currently concentrated in Hebei Province of the PRC, primarily in the city of Xingtai, and nearby regions. Hebei Province is located in the North Region of the PRC. Kirin China intends to also focus on the Bohai Sea Surrounding Area, which comprises Beijing, Tianjin, Hebei Province, Liaoning Province and Shandong Province.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which contain words such as "expect," "intend, "believe," or "plan," by their nature address matters that are, to different degrees, uncertain. These uncertainties may cause actual future events to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

CONTACT:

Kirin International Holdings

Larry Liu

Vice President

larry.liu@kiringpusa.com

PCG Advisory

Investors:

Kirin Smith, Chief Operating Officer

Ksmith@pcgadvisory.com

D: + 1 646-863-6519

Media:

Sean Leous, Chief Communications Officer

sleous@pcgadvisory.com

D: + 1 646-863-8998